NEWS RELEASE

FOR IMMEDIATE RELEASE

NRG Initiates Search to Replace Independent Auditor
PricewaterhouseCoopers to Complete Review of Company’s First Quarter 10-Q

     Minneapolis; May 3, 2004 — NRG Energy, Inc. (NYSE:NRG), a wholesale power generation company, today announced that it has initiated a search for a new independent auditor because PricewaterhouseCoopers LLP (PwC) will not be standing for re-election as the Company’s independent auditor for the year ended December 31, 2004. PwC will complete its review of the Company’s Form 10-Q for the quarter ended March 31, 2004. As previously announced, NRG is scheduled to announce its first quarter 2004 financial results on Tuesday, May 11, 2004.

     NRG noted that for the two most recent fiscal years and through April 27, 2004, there have been no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     NRG has already commenced discussions with other accounting firms and the NRG Board of Directors’ Audit Committee is moving promptly to engage a new auditor.

     NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the United States. Its operations include baseload, intermediate, peaking, and cogeneration facilities, thermal energy production and energy resource recovery facilities.

     This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, but are not limited to the scheduled issuance of first quarter 2004 financial results, the engagement of a new auditor and typically can be identified by the use of words such as “expect,” “estimate,” “scheduled,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, delays in the finalization of first quarter 2004 financial results and the engagement of a new auditor.

     NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be read in conjunction with the risks and uncertainties that may affect NRG’s future results contained in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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